                   SUNTRUST BANKS, INC. PERFORMANCE UNIT PLAN
                    Amended and Restated as of March 14, 2005

Section 1. Name and Purpose

          The name of this Plan is the SunTrust Banks, Inc. Performance Unit
Plan. The purpose of the Plan is to promote the long-term interests of the
Corporation and its stockholders through the granting of Performance Units to key executive employees of the Corporation and its Subsidiaries in order to motivate and retain superior executives who contribute in a significant manner to the actual financial performance of the Corporation as measured against one or more pre-established performance goals for the Corporation.

Section 2. Effective Date, Term and Amendments

          The effective date of the amended and restated Plan shall be March 14,
2005, and the amended and restated Plan shall apply to all awards granted on or after January 1, 2005; provided, however, if the Corporation's shareholders fail to approve the material terms of the performance goals for the amended and restated Plan at their annual meeting in 2005, any award granted under the Plan for the Performance Measurement Cycle which started on January 1, 2005 to a
Participant who is a Covered Employee for such cycle shall be cancelled and shall have no further force or effect whatsoever and no further awards shall be granted to any Covered Employee under the Plan. The Plan shall continue for an indefinite term until terminated by the Board; provided, however, that the
Corporation and the Committee after such termination shall continue to have full administrative power to take any and all action contemplated by the Plan which is necessary or desirable and to make payment of any awards earned by
Participants during any then unexpired Performance Measurement Cycle. The Board or the Committee may amend the Plan in any respect from time to time. The Plan as in effect on March 13, 2005 shall continue in effect for awards granted before January 1, 2005.

Section 3. Definitions and Construction

     A. As used in this Plan, the following terms shall have the meanings indicated, unless the context clearly requires another meaning:

     1. "Board" means the Board of Directors of the Corporation.

     2. "Calendar Year Report" means the report prepared for each calendar year by the Controller's office of the Corporation entitled "SunTrust Banks, Inc.
Contribution to Consolidated Net Income for the Calendar Year", which is prepared in accordance with generally accepted accounting principles, or any successor to such report.

     3. "Code" means the Internal Revenue Code of 1986, as amended.

     4. "Committee" means the Compensation Committee of the Board or any other
Committee of the Board to which the responsibility to administer this Plan is delegated by the Board; such Committee shall consist of at least two members of the Board, who shall not be eligible to receive an award under the Plan and each of whom shall be a "disinterested" person within the meaning of Rule l6b-3 under the Securities Exchange Act of 1934, and shall be or be treated as an "outside director" for purposes of Section 162(m) of the Code.

     5. "Corporation means SunTrust Banks, Inc. and any successor thereto.

     6. "Covered Employee" means for each Performance Measurement Cycle the
Chief Executive Officer and the four other most highly compensated executive officers whose compensation would be reportable on the "summary compensation table" under the Securities and Exchange Commission's executive compensation disclosure rules, as set forth in Item 402 of Regulation S-K, 17 C.F.R. 229.402, under the Securities Exchange Act of 1934, if the report was prepared as of the last day of such Performance Measurement Cycle.

     7. "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of
1934 as in effect at the time of such "change in control", provided that such a change in control shall be deemed to have occurred at such time as (i) any
"person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities
Exchange Act of 1934), is or becomes the beneficial owner (as defined in Rule
13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Corporation approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Corporation) or any dissolution or liquidation of the
Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or (iv) the shareholders of the Corporation approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Corporation immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 7(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the
Corporation's common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 7(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 7(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor

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or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in Section 7(iv)(A)
immediately before the consummation of such transaction.

     8. "Effective Date" means either the date which includes the "closing" of the transaction which makes a Change in Control effective if the Change in
Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is
made effective other than through a transaction which has a "closing".

     9. "Employment" means continuous employment with the Corporation or a
Subsidiary from the beginning to the end of each Performance Measurement Cycle, which continuous employment shall not be considered to be interrupted by transfers between the Corporation and a Subsidiary or between Subsidiaries.

     10. "Fair Market Value" means "fair market value" as defined in the
SunTrust Banks, Inc. 2004 Stock Plan or any successor to such plan.

     11. "Final Value" means the value of a Performance Unit determined in accordance with Section 6 as the basis for payments to Participants at the end of a Performance Measurement Cycle.

     12. "Grant Value" means the initial value assigned to a Performance Unit as determined by the Committee.

     13. "Net Income" means the Corporation's consolidated net income for each calendar year in each Performance Measurement Cycle (as set forth in the
Calendar Year Report for each such year), adjusted to exclude items which should be excluded as being extraordinary in nature as determined by the Committee;
provided, however, no such adjustment shall be made with respect to a Covered
Employee if the Committee determines that such adjustment shall cause an award to such Covered Employee to fail to qualify as "performance-based compensation"
under Section 162(m) of the Code.

     14. "Participant" means any key executive employee of the Corporation and/or its Subsidiaries who is selected by the Committee or the Committee's delegate to participate in the Plan based upon the employee's substantial contributions to the growth and profitability of the Corporation and/or its
Subsidiaries.

     15. "Performance Goal" means the performance objective of the Corporation which is established pursuant to Section 6 by the Committee for each Performance
Measurement Cycle as the basis for determining the Final Value of a Performance
Unit, and which consists of one or any combination of the following: (i) the
Corporation's return over capital costs or increase in return over capital costs, (ii) the Corporation's total earnings or the growth in such earnings,
(iii) the Corporation's consolidated earnings or the growth in such earnings,
(iv) the Corporation's earnings per share or the growth in such earnings, (v)
the Corporation's net earnings or the growth in such earnings, (vi) the
Corporation's earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (vii) the
Corporation's earnings before interest and taxes or the growth in such earnings,
(viii) the

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Corporation's consolidated net income or the growth in such income, (ix) the value of the Corporation's common stock or the growth in such value, (x) the
Corporation's stock price or the growth in such price, (xi) the Corporation's return on assets or the growth on such return, (xii) the Corporation's total shareholder return or the growth in such return, (xiii) the Corporation's expenses or the reduction of expenses, (xiv) the Corporation's sales growth,
(xv) the Corporation's overhead ratios or changes in such ratios, (xvi) the
Corporation's expense-to-sales ratios or changes in such ratios, (xvii) the
Corporation's economic value added or changes in such value added, or (xviii)
such other financial performance measures deemed appropriate by the Committee.

     16. "Performance Measurement Cycle" shall mean a period of consecutive calendar years as set by the Committee which commences on the first day of the first calendar year in such period.

     17. "Performance Unit" means a unit awarded to a Participant under the Plan for a Performance Measurement Cycle, and each unit shall have an assigned value for accounting purposes which shall be determined by the Committee.

     18. "Plan" means the SunTrust Banks, Inc. Performance Unit Plan as amended and restated in this document and all amendments thereto.

     19. "Proportionate Final Value" means the product of a fraction, the numerator of which is the actual number of full months in a Performance
Measurement Cycle that an employee was a Participant in the Plan and the denominator of which is the total number of months in that Performance
Measurement Cycle, multiplied by the Final Value of a Performance Unit.

     20. "Subsidiary" means any bank, corporation or entity which the
Corporation controls either directly or indirectly through ownership of fifty percent (50%) or more of the total combined voting power of all classes of stock of such bank, corporation or entity, except for such direct or indirect ownership by the Corporation while the Corporation or a Subsidiary is acting in a fiduciary capacity with respect to any trust, probate estate, conservatorship, guardianship or agency.

     21. "Termination Value" means the value of a Performance Unit as determined by the Committee, in its absolute discretion, upon the early termination of a
Performance Measurement Cycle or upon a Participant's termination of Employment before the end of such a cycle, which value shall be the basis for the payment of an award to a Participant based on the Participant's Employment prior to his termination of Employment or the early termination of such cycle.

     B. In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all instances in which such meanings are appropriate. The Plan and all agreements executed pursuant to the Plan shall be governed by the laws of Georgia (excluding its choice of law rules).

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Section 4. Committee Responsibilities

     A. The Committee may, from time to time, adopt rules and regulations and prescribe forms and procedures for carrying out the purposes and provisions of the Plan. The Committee shall have the final authority to select Participants and to designate the number of Performance Units to be awarded to each
Participant. The Committee shall have the sole and final authority to determine awards, designate the periods for Performance Measurement Cycles, assign
Performance Unit values, determine Performance Goals, and answer all questions arising under the Plan, including questions on the proper construction and interpretation of the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive upon all interested parties, including the Corporation and its Subsidiaries, Participants and other employees of the Corporation or any Subsidiary, and the successors, heirs and representatives of all such persons.

     B. Subject to the express provisions of the Plan and prior to the beginning of a Performance Measurement Cycle (or such later time as may be permitted for awards paid for such cycle to be treated as performance-based compensation under
Section 162(m)), the Committee shall:

     1. Designate the period of consecutive calendar years for each Performance
Measurement Cycle which shall begin on the first day of such year.

     2. Select the Participants for each such Performance Measurement Cycle.

     3. Establish the Performance Goals for each such Performance Measurement
Cycle.

     4. Designate the number of Performance Units to be awarded to each
Participant.

     5. Assign a Grant Value to each Performance Unit and establish the method of calculating the Final Value of each Performance Unit.

     6. Authorize management (a) to notify each Participant that he has been selected as a Participant and to inform him of the number of Performance Units awarded to him and the Performance Goals that have been established for such
Performance Measurement Cycle and (b) to obtain from him such agreements and powers and designations of beneficiaries as it shall reasonably deem necessary for the administration of the Plan.

     C. During any Performance Measurement Cycle, the Committee may if it
determines that it will promote the purpose of the Plan:

     1. Select as additional Participants any key executive employees of the
Corporation and its Subsidiaries who have been hired, transferred or promoted into a position eligible for participation in the Plan and may award Performance
Units to such Participants for such Performance Measurement Cycle. The
Performance Units awarded to any such Participant shall be subject to the same restrictions, limitations, Performance Goals and other conditions as those held by other Participants for the same Performance Measurement Cycle and their participation may be made retroactive to the first day of such cycle; provided, however, no Participant who is

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added will be paid an award for any cycle to the extent such payment, when added to all his other compensation for such year, would be nondeductible under
Section 162(m) of the Code.

     2. Revoke the designation of an individual as a Participant under the Plan, revoke the grant to a Participant of Performance Units subject to an award, if any, under a specific Performance Measurement Cycle and authorize management to inform him in writing of such revocation.

     D. Subject to Section 6, the Committee may revise the Performance Goals for any Performance Measurement Cycle to the extent the Committee, in the exercise of its absolute discretion, believes necessary to achieve the purpose of the
Plan in light of any unexpected or unusual circumstances or events, including but not limited to changes in accounting rules, accounting practices, tax laws and regulations, or in the event of mergers, acquisitions, divestitures, unanticipated increases in Federal Deposit Insurance premiums, and extraordinary or unanticipated economic circumstances.

Section 5. Performance Units

          The Committee shall determine the aggregate Grant Value (Grant Value times the number of Performance Units) of the Performance Units awarded at the date of grant to each Participant.

Section 6. Performance Goals

          For each Performance Measurement Cycle, the Committee shall establish one or more Performance Goals which shall determine individually or jointly the
Final Value of the Performance Units under each award for such cycle. These goals may be established in any manner the Committee deems appropriate, including achievement on an absolute or a relative basis as compared to peer groups or indexes, and these goals may be established as multiple goals or as alternative goals. The Committee shall fix a minimum Performance Goal for the cycle, and the Final Value of such units shall be equal to zero if actual performance falls below the minimum, as established by the Committee. The
Committee shall also fix a maximum Performance Goal and such other Performance
Goals which fall between the minimum and maximum Performance Goals as the
Committee shall deem appropriate, with corresponding Final Values for such units. Awards will be determined based upon achieving or exceeding the
Performance Goals set by the Committee. Awards are determined by multiplying each Participant's number of Performance Units by the Final Value. Straight line interpolation will be used to calculate the awards when performance falls between any two specified Performance Goals, as applicable. In determining whether any Performance Goal has been satisfied, the Committee may exclude any or all extraordinary items (as determined under U.S. generally accepted accounting principles), and any other unusual or non-recurring items, including but not limited to, charges or costs associated with restructurings of the
Corporation, discontinued operations and the cumulative effects of accounting changes. In addition, the Committee may adjust any Performance Goal for a
Performance Measurement Cycle as it deems equitable to recognize unusual or non-recurring events affecting the Corporation, changes in tax laws or accounting procedures and any other factors as the Committee may determine
(including adjustments that would result in the Corporation's payment of non-deductible compensation).

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The Committee shall identify any such exclusions and adjustments which the
Committee will use to determine whether a Performance Goal has been satisfied when the Committee sets the related Performance Goals to the extent the
Committee deems necessary or appropriate to make an award payable to a Covered
Employee deductible under Section 162(m). No individual may receive an award for any Performance Measurement Cycle in excess of .5% of Net Income for the last calendar year of such Performance Measurement Cycle reduced by (1) the Fair
Market Value of any restricted stock grant made (as such Fair Market Value is determined on the date the restricted stock grant is made) by the Corporation to such individual during the first calendar year of such Performance Measurement
Cycle and (2) the Fair Market Value of the shares of stock described in any restricted stock unit grants made (as such Fair Market Value is determined on the date the restricted stock unit grant is made) by the Corporation to such individual during the first calendar year of such Performance Measurement Cycle.

Section 7. Payment of an Award

     A. Upon completion of each Performance Measurement Cycle, the Committee, or such persons as the Committee shall designate, shall determine in accordance with Section 6 the extent to which the Performance Goals have been achieved and authorize the cash payment of an award, if any, to each Participant. Each award shall equal the Final Value of the Performance Units times the number of the
Performance Units awarded. The Committee shall review and ratify the award determinations and shall certify such award determinations in writing. Payment of awards shall be made as soon as practical after the certification of awards by the Committee but no later than March 15 of the calendar year following the calendar year in which the Performance Measurement Cycle ends. Each award shall be paid in cash after deducting the amount of applicable Federal, State, or
Local withholding taxes of any kind required by law to be withheld by the
Corporation. All awards, whether paid currently or paid under any plan which defers payment, shall be payable out of the Corporation's general assets. Each
Participant's claim, if any, for the payment of an award, whether made currently or made under any plan which defers payment, shall not be superior to that of any general and unsecured creditor of the Corporation. If an error or omission is discovered in any of the determinations, the Committee shall cause an appropriate equitable adjustment to be made in order to remedy such error or omission.

     B. Notwithstanding the terms of any award, the Committee in its sole and absolute discretion, may reduce the amount of the award payable to any
Participant for any reason, including the Committee's judgment that the
Performance Goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or the Participant's service for less than the
Performance Measurement Cycle.

     C. In accordance with the procedures set forth in the SunTrust Banks, Inc.
Deferred Compensation Plan, a Participant may elect to defer receipt of either fifty percent (50%) or one hundred percent (100%) of the Final Value of his
Performance Units, if any, for each Performance Measurement Cycle, and any such election shall be made in accordance with the procedures established under such deferred compensation plan.

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Section 8. Participation for Less than a Full Performance Measurement Cycle

     A. Except as otherwise provided in this Section 8, Performance Units awarded to a Participant shall be forfeited if the Participant's Employment terminates during any Performance Measurement Cycle and no payments shall be due the Participant for any forfeited Performance Units.

     B. If a Participant's Employment terminates prior to the end of any
Performance Measurement Cycle on account of his death, the Committee shall waive the Employment condition and shall authorize the payment of an award on behalf of such Participant in accordance with Section 10B at the end of such cycle based on the Proportionate Final Value, if any, of his Performance Units, unless the Committee in its discretion feels the award should be forfeited.

     C. If a Participant's Employment terminates prior to the end of any
Performance Measurement Cycle on account of disability under a long-term disability plan maintained by the Corporation or a Subsidiary, the Committee shall waive the Employment condition and shall authorize, as of commencement of disability benefits to such Participant, the payment of an award to such
Participant at the end of such cycle based on the Proportionate Final Value, if any, of his Performance Units, unless the Committee in its discretion feels the award should be forfeited.

     D. If a Participant's Employment terminates prior to the end of any
Performance Measurement Cycle on account of his early or normal retirement under any pension plan maintained by the Corporation or any Subsidiary or terminates in the last year of any Performance Measurement Cycle on account of a reduction in force which will result in a severance benefit payment to the Participant pursuant to the terms of the SunTrust Banks, Inc. Severance Pay Plan or any successor to such plan, the Committee shall waive the Employment condition and shall authorize the payment of an award to such Participant at the end of such cycle based on the Proportionate Final Value, if any, of his Performance Units,
unless the Committee in its discretion feels the award should be forfeited.

Section 9. Premature Satisfaction of Plan Conditions

     A. In the event the Effective Date of a Change in Control of the
Corporation is prior to the end of any Performance Measurement Cycle, the
Committee shall waive any and all Plan conditions and authorize the payment of an award immediately to each Participant based on the Termination Value, if any, of his Performance Units; provided, however, if an award is then subject to
Section 409A of the Code, the payment of such award pursuant to this Section 9A shall not be made unless the Change in Control also constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of
Section 409A(a)(2)(A)(v) of the Code.

     B. If a tender or exchange offer is made other than by the Corporation for shares of the Corporation's stock prior to the end of any Performance
Measurement Cycle, the Committee may waive any and all Plan conditions and authorize, at any time after the commencement of the tender or exchange offer and within thirty (30) days following completion of such tender or

                                       -8-

exchange offer, the payment of an award immediately to each Participant based on the Termination Value, if any, of his Performance Units; provided, however, if an award is then subject to Section 409A of the Code, the payment of such award pursuant to this Section 9B shall not be made unless the tender offer also constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code.

     C. A Performance Measurement Cycle for an award shall terminate upon the
Committee's authorization of the payment of such award during such cycle pursuant to this Section 9 and no further payments shall be made for such award for such cycle.

Section 10. Non-Transferability of Rights and Interests

     A. A Participant may not alienate, assign, transfer or otherwise encumber his rights and interests under this Plan and any attempt to do so shall be null and void.

     B. In the event of a Participant's death and subject to the terms of
Section 8(B), the Committee shall authorize payment of any award due a
Participant to the Participant's designated beneficiary as specified or, in the absence of such written designation or its ineffectiveness, then to his estate.
Any such designation may be revoked and a new beneficiary designated by the
Participant by written instrument delivered to the Committee.

Section 11. Limitation of Rights

          Nothing in this Plan shall be construed to give any employee of the
Corporation or a Subsidiary any right to be selected as a Participant or to receive an award or to be granted Performance Units other than as is provided herein. Nothing in this Plan or any agreement executed pursuant hereto shall be construed to limit in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan, or give any right to a Participant to remain employed by the
Corporation or a Subsidiary in any particular position or at any particular rate of remuneration.

Executed this 14th day of March, 2005.

                                                  SUNTRUST BANKS, INC.

Attest:

                                                  By:
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Title:                                            Title:
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(CORPORATE SEAL)

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